Exhibit 10.13

Consulting Agreement

1. Agreement: Agreement made this 1st day of January, 2013 will confirm the understanding and agreement (“Engagement” or “Agreement”) between Spring Bank Pharmaceuticals Inc., 113 Cedar St. Suite S-7, Milford, MA 01757 (Company) and Jonathan Bates, (Advisor) an individual resident of Maitland, EL each hereinafter is referred to respectively as a “Company” and “Advisor”.

Company hereby engages Jonathan Bates to act as a non-exclusive advisor to Company with respect to financial and corporate matters as specified below (“Services”) as agreed to by Company and Advisor during the term of the Engagement.

Services: The Services may include but are not limited to the following:

•	Management and operations support

•	Strategic advice with respect to financial matters

•	Investor relations and communications

•	Evaluation of corporate development initiatives

2. Term: The term of the engagement hereunder shall initially be for 1 year from the date of this letter (“Initial Term”), and shall thereafter be extended only by a written agreement of the parties.

3. Compensation. During the term of Advisors engagement hereunder, the Company agrees to pay the following:

(a) Monthly Cash Advisory Fee. The Company shall pay, to Advisor a fee equal to $6,250 per month, provided, that, should this letter of agreement be terminated for any reason prior to the end of a year with respect to which Advisor has received a Payment, Advisor shall not be obligated to return any portion of such Payment and provided further, that, the first Payment shall be due as of the date hereof and is due the 1st of each month.

4. Expenses. Company shall reimburse all reasonable and standard practice travel, dining, and business costs and expenses incurred by Advisor, but only in connection with the performance of services rendered to the Company. Expenses must be approved in advance. Payment will be reimbursed within 10 days of Company receiving expense report from Jensen.

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5. Company Representations. Company represents and warrants that it has all requisite corporate power and authority to execute and perform this letter agreement; all corporate action necessary for the authorization, execution, delivery and performance of this letter agreement has been taken, this Agreement constitutes a valid and binding obligation by Company; and execution and performance of this letter agreement by Company will not violate any provision of Company’ charter or bylaws or any agreement or other instrument to which Company is a party or by which it is bound.

6. Confidentiality. Subject to the exclusions and limitations set forth below, all information exchanged between the Parties under this Agreement or during the negotiations preceding this Agreement and relating either to the terms and conditions of this Agreement or any activities contemplated by this Agreement is confidential. Neither party shall disclose to any third party (other than affiliates, subsidiaries, successors, assigns, consultants or advisors to the extent reasonably necessary to provide or utilize the Services hereunder, and as reasonably necessary in communicating with Placement and Sale prospects) any of the other Party’s confidential information disclosed to it; unless required by law, government agency, court order, interrogation, requests for information or documents, subpoenas or civil investigative demands, or needed by a Party to assert claims under this Agreement or defend against claims made against the party of such disclosure in a reasonable time after the disclosure. Each Party shall use reasonable efforts to obtain assurance that the recipient shall treat the information as confidential. In addition, either Party may disclose any such information that becomes generally available to the public, provided it is not the result of disclosure in violation of this Section. Upon termination of this Agreement or request by the disclosing Party, the receiving Party shall return all confidential information of the disclosing Party and destroy any copies and shall confirm in writing this destruction. Notwithstanding the foregoing, each Party may disclose this Agreement and its terms to any potential investor in, a potential Sale or Placement, and their respective representatives.

7. Survivability. This Agreement and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of, and shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of, each of the parties hereto.

8. Enforceability: In case any provisions of this Engagement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter Agreement shall not in any way be affected or impaired thereby.

9. Trademarks and Intellectual Property. During term of this Agreement, Advisor has a limited, royalty-free non-exclusive license to use all trademarks, trade names, service marks and copyrights of Company solely in connection with the promotion, advertising, and/or execution of this Agreement. However, Advisor shall acquire no right, title or interest in such trademarks, trade names, service marks and copyrights other than the license provided for uses mentioned above, nor shall he acquire any license, right or interest in any form of the intellectual property of Company by virtue of this Agreement other than those assigned through a general partnership equity agreement to be formed.

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10. Miscellaneous.

(a) In their performance hereunder, the Parties are currently and willfully acting as independent contractors, until formation of a future partnership, joint venture or other agency relationship between the Parties.

Neither Party shall make any communication to any person indicating that such Party has the right to act on behalf of, bind or make promises or representatives for the other Party for any reason.

(b) This Agreement and any attached exhibits set forth the entire understanding and agreement of the Parties and supersedes all prior and contemporaneous agreements and understandings, both oral and written, related thereto. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Only a written instrument signed by both Parties may modify this Agreement.

(c) Any notice or communication required or contemplated hereunder shall be in writing and shall be delivered by hand, deposited with an overnight courier, sent by confirmed email, sent by facsimile with a sheet demonstrating successful transmission, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address or number listed below. Such notice shall be deemed given as of the date it is delivered, mailed, emailed, faxed or sent.

(d) This Agreement shall be binding on Advisor, Company and their respective successors and assigns. Except with respect to an assignment of applicable rights under this Agreement by Company, neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(e) The laws of the State of Massachusetts shall govern this Agreement, without application of the principles of conflicts of laws.

(f) The parties shall attempt in good faith to resolve any such dispute through good faith negotiation. Any dispute which has not been resolved by negotiation within a 30 day period shall be settled by binding arbitration in Worcester County, MA in accordance with the then current rules of the American Arbitration Association, before one (1) independent and impartial arbitrator, mutually designated by both parties. If the parties cannot agree upon such arbitrator, then the American Arbitrator Association shall be empowered to designate such arbitrator. The arbitrator’s award shall be final and any court having jurisdiction thereof may render judgment thereon. The arbitrator may, subject to any limitations placed on remedies by the terms of this Agreement, grant any relief authorized by law, including but not limited to, equitable relief, declaratory relief, and damages including punitive damages. In the event that any arbitration proceeding or other action is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s out-of-pocket costs and reasonable attorney’s fees incurred in each and every such proceeding. If any judicial proceeding is required to enforce an arbitration ruling or to obtain equitable or injunctive relief, the parties hereby consent to the exclusive jurisdiction and venue of Worcester County, MA. Company:

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Douglas Jensen President and CEO Spring Bank Pharmaceuticals, Inc. 113 Cedar Street, Suite S-7 Milford, MA 01757

By:	/s/ Douglas Jensen

Date: 01/01/2013

Accepted and agreed to as of this date first written above.

Jonathan Bates

/s/ Jonathan Bates
Jonathan Bates

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